UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
SCHEDULE 14A	Estimated average burden hours per response... 14

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

JPMorgan Institutional Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

IMPORTANT REMINDER:

 PLEASE VOTE YOUR SHARES BEFORE APRIL 22, 2009

We recently mailed proxy materials to you relating to proposals to be voted on at a Special Meeting of Shareholders of JPMorgan Institutional Trust scheduled for April 22, 2009.  As of the date of this letter, we have not received your vote.  Attached to this e mail is an electronic version of the proxy and the proxy card.

YOUR VOTE IS IMPORTANT!

For the reasons set forth in the proxy materials previously mailed to you, the Trust’s Board of Trustees recommends that you vote for each of the nominees to the Board of Trustees.

We encourage you to vote TODAY using one of the following convenient options:

1.

Vote by Phone.  You may cast your vote by calling the toll-free number listed on the attached proxy card.  Have your proxy card available in order to follow the recorded instructions.

2.

Vote Online.  You may cast your vote by logging onto the Web address listed on the attached proxy card. Have your proxy card available in order to follow the instructions given on the Web site.

3.

Vote by Mail.  You may cast your vote by mail by signing, dating and mailing the attached proxy card in the postage-prepaid return envelope previously provided.

YOUR VOTE IS IMPORTANT! PLEASE VOTE TODAY!